Exhibit 10.1
SHARE AND WARRANT PURCHASE AGREEMENT
     THIS SHARE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of the 23rd day of April, 2007, by and among Golden Phoenix Minerals, Inc., a Minnesota corporation (the “Company”), and each investor set forth on the signature pages affixed hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”).
Recitals
     A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and
     B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of twenty million (20,000,000) units (the “Units”) of the Company at a purchase price of $0.30 per Unit. Each Unit consists of a share of the Company’s common stock, no par value per share (together with any securities into which such shares may be reclassified the “Common Stock”), and one-half (1/2) of one warrant to purchase Common Stock, with each whole warrant entitling the holder to purchase one share of Common Stock at an exercise price of no less than $0.40 per share and no more than $0.45 per share with the price set between the minimum and maximum at $0.03 per share above the closing price for a share of the Company’s Common Stock the day immediately preceding the execution of this Agreement by the first Investor in the form attached hereto as Exhibit A (the “Warrants”); and
     C. Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.
     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:
          “Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.
          “Business Day” means a day, other than a Saturday or Sunday, and any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
          “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.
          “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).
          “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Effective Date” means the date on which the initial Registration Statement is first declared effective by the SEC.
          “Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.
          “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).
          “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.
          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship,

unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          “Purchase Price” means Six Million Dollars ($6,000,000.00).
          “SEC Filings” has the meaning set forth in Section 4.6.
          “Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Securities” means the Shares, the Warrants and the Warrant Shares.
          “Shares” means the shares of Common Stock being purchased by the Investors hereunder.
          “Subsidiary” of any Person means another Person owning directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body, or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by, such first Person.
          “Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is then traded on a registered national stock exchange, a day on which the Common Stock is traded on such registered national stock exchange, or (c) if the Common Stock is not traded on the OTC Bulletin Board or a registered national stock exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) or (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
          “Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement.
          “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.
          “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for their respective portion of the Purchase Price as specified in Section 3 below. The Investors acknowledge that the Investors are purchasing the Securities pursuant to a private placement of up to twenty million (20,000,000) Units of the Company (the “Offering”) which shall terminate no later than 30 days from the date hereof. Each Unit consists of one share of Common Stock and one-half (1/2) of one warrant to purchase Common Stock, with each whole warrant entitling the holder to purchase one share of Common Stock, exercisable for a period of two years at a minimum of $0.40 per share and a maximum of $0.45 per share, with the exercise price set between the minimum and maximum at $0.03 above the closing price of the Company’s Common Stock on the day immediately preceding to the execution of this Agreement by the first Investor. In connection with the Offering, the Investors acknowledge that there will be other Accredited Investors reasonably satisfactory to the Investors who will be purchasing such Units under terms no more favorable to the other investors than the terms of this Agreement and the Transaction Documents (the “Other Investment”), and other individuals who will receive warrants for services rendered in connection with the Offering. The investors in the Other Investment and such individuals are hereinafter collectively referred to as the “Other Investors”.
     3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Bullivant Houser Bailey PC as escrow agent (“Escrow Agent”), pursuant to the terms of that certain Escrow Agreement, attached hereto as Exhibit B, and incorporated herein by reference (“Escrow Agreement”), a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment in full of the Purchase Price to the Company by all the Investors. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Company, each Investor shall promptly cause a wire transfer in same day funds to be sent to Escrow Agent pursuant to the terms of the Escrow Agreement, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the “Closing Date”) the Escrow Agent receives the Purchase Price and the certificates evidencing the Shares and Warrants, and receives written instructions from both the Company and the holders of a majority of the Shares and Warrants, the Purchase Price and the certificates evidencing the Shares and Warrants shall be released from the escrow in accordance with the Escrow Agreement (the “Closing”). The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Bullivant Houser Bailey, PC, 1415 L Street, 10th Floor, Sacramento, California, 95814, or at such other location and on such other date as the Company and the Investors shall mutually agree.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors:
          4.1 Organization, Good Standing and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted and to own and use its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.
          4.2 Authorization. The Company has full corporate power and authority and has taken all requisite corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
          Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
          Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
          4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.
          4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, on or prior to the Closing the Company will have taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
          4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “10-KSB”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.
          4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants comprising the Units hereunder shall be used by the Company for working capital and general corporate purposes.
          4.8 No Material Adverse Change. Since December 31, 2006, except as identified and described on Schedule 4.8, there has not been:
               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s 10-KSB, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution of cash or other property, on any of the capital stock of the Company, or any purchase, redemption or made any agreement to purchase or redeem or repurchase of any securities of the Company;
               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;
               (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);
               (vi) any change or amendment to the Company’s Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;
               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

               (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;
               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;
               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;
               (xi) any alteration of its method of accounting;
               (xii) any issuance of any securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans; or
               (xiii) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
          4.9 SEC Filings. Except as disclosed on Schedule 4.9, since December 31, 2005 (the “Reporting Period”), the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. As of their respective filing dates, the SEC Filings complied in all material respects with the requirements of the 1934 Act applicable to the SEC Filings, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
          4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms and provisions of the Company’s Articles of Incorporation, the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents (each as in effect of the date hereof), or (ii) conflict with or result in a violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or, to the knowledge of the Company, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected.
          4.11 Tax Matters. Except as described on Schedule 4.11, the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.
          4.12 Title to Properties. Except as described on Schedule 4.12, to the Company’s knowledge, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed on Schedule 4.12, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.
          4.13 Certificates, Authorities and Permits. Except as described in Schedule 4.13, the Company and each Subsidiary possess adequate certificates, authorizations and permits issued by appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
          4.14 Labor Matters.
               (a) Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.

The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
               (b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.
               (c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There no claims are pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.
               (d) Except as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.
               (e) Except as specified in Schedule 4.14, each of the Company’s employees who works in the United States is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.
          4.15 Intellectual Property.
               (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

               (b) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.
               (c) The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.
          4.16 Mining Rights.
               (a) the Company and the Subsidiaries, taken as a whole, owns, controls or has legal rights to, through mining tenements of various types and descriptions, all of the rights, titles and interests materially necessary or appropriate to authorize and enable it to carry on the material mineral exploration and/or mining activities as currently being undertaken and has obtained or, upon performance of all conditions precedent will be able to obtain such rights, titles and interests as may be required to implement its plans on its properties and the Subsidiaries taken as a whole and is not in material default of such rights, titles and interests;
               (b) all assessments or other work required to be performed in relation to the material mining claims and the mining rights of the Company in order to maintain the Company’s interest therein, if any, have been performed to date and the Company and the Subsidiaries have complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties in this connection except in respect of mining claims and mining rights that the Company or any of the Subsidiaries intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect. All such mining claims and mining rights are in good standing in all material respects as of the date of this agreement;

               (c) to the Company’s knowledge, all mining operations on the properties of the Company and the Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with in all material respects; and
               (d) there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or any of its Subsidiaries except for ongoing assessments conducted by or on behalf of the Company in the ordinary course.
          4.17 Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.
          4.18 Litigation. Except as described on Schedule 4.18, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s Knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any document or registration statement filed by the Company or any Subsidiary under the 1933 Act.
          4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is prudent and customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business without a significant increase in cost.

          4.20 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.20. Any such commission, fee or other compensation listed on Schedule 4.20 paid by the Company shall comply with applicable United States federal and state broker-dealer laws. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section (other than for Persons engaged by any Investor or its investment advisor) that may be due in connection with the transactions contemplated by the Transaction Documents.
          4.21 No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has offered or sold or will offer or sell any of the Units by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Units. The Company has offered the Units for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501(a) under Regulation D.
          4.22 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would cause this offering of the Units to be integrated with prior offerings by the Company within the last six months for purposes of the 1933 Act which would require registration of the Securities under the 1933 Act.
          4.23 Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act pursuant to Rule 506 of Regulation D.
          4.24 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) directly or indirectly used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
          4.25 Transactions with Affiliates. Except as disclosed on Schedule 4.25, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any

Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          4.26 Internal Controls. Except as described in Schedule 4.26, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.
          4.27 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement are true and correct, and does not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
          4.28. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Units, will not be or be an Affiliate of, an

“investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
          4.29. Registration Rights. Except as disclosed on Schedule 4.29, other than each of the Investors, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.
          4.30. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents, and the Company is current with respect to any fees owed to its accountants and lawyers.
          4.31. Acknowledgement Regarding Investor’s Trading Activity. It is understood and acknowledged by the Company (i) that none of the Investors have been asked by the Company or its Subsidiaries to agree, nor has any Investor agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Investor, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Investor, and counter parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Investors may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.
          4.32. Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
          4.33. Form SB-2 Eligibility. The Company is eligible to register the resale of the Securities for resale by the Investors on Form SB-2 promulgated under the 1933 Act.
     5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise carry out its obligations thereunder.
          5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized by all requisite corporate, partnership or limited liability company action, and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.
          5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any minimum or other specific term nor limiting such Investor’s right to sell the Securities at any time pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
          5.4 Investor Status. At the time such Investor was offered the Units, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the 1933 Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the 1934 Act. Each Investor represents that, to the extent that it is an organizational entity, it has been organized under the laws of the state or country set forth opposite its name on the signature pages hereto.
          5.5 Experience of Such Investor. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Units and, at the present time, is able to afford a complete loss of such investment. Such Investor acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for, and the restrictions on resale of, the Units and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to such Investor for purposes of giving representations, warranties and covenants under this Agreement.

          5.6 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
          5.7 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
          5.8 Transfer Restrictions.
               (a) The Securities may only be disposed of in compliance with United States federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 5.7(b), the Company shall require the transferor thereof to provide to the Company an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.
               (b) The Investors agree to the imprinting, so long as is required by this Section 5.8(b), of a legend on any of the Securities in the following form:
THESE SECURITIES [AND THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.
               (c) Certificates evidencing the Shares and the Warrant Shares shall not contain any legend: (i) while a registration statement (including the Registration Statement) on Form SB-2 or covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Shares or Warrant Shares while a registration statement (including the Registration Statement) other than on Form SB-2 (which shall be covered by clause (i) above) covering the resale of such security is effective under the Securities Act, or (iii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iv) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (v) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of legends hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares on Form SB-2 no legend is required hereunder, then such Warrant Shares shall be issued free of any legend. The Company agrees at such time as such legend is no longer required under this Section 5.8(c), it will, no later than three trading days following the delivery by an Investor to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares issued with a restrictive legend (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to an Investor by crediting the account of such Investor’s prime broker with the Depository Trust Company System or another established clearing corporation performing similar functions as directed by such Investor.
               (d) Each Investor, severally and not jointly with the other Investors, agrees that such Investor will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.8 is predicated upon the Company’s reliance upon this understanding.
          5.9 No General Solicitation. Such Investor is not purchasing the Units as a result of any “general solicitation” or “general advertising” (as such terms are defined in Regulation D), which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.
          5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

          5.11 Prohibited Transactions. Since the time when such Investor was first contacted by the Company regarding the transactions contemplated hereby, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, or (ii) the date that the Closing of the sale of the Units is publicly announced, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.
     6. Conditions to Closing.
          6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
               (a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.
               (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
               (c) The Company shall have executed and delivered the Registration Rights Agreement.
               (d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
               (e) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) , (f) and (j) of this Section 6.1.
               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
               (g) The Investors shall have received an opinion from Bullivant Houser Bailey, PC, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.
               (h) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
               (i) The Company shall have delivered to Fusion Capital Fund II, LLC (“Fusion”), a notice of termination to terminate the Common Stock Purchase Agreement entered into by and between the Company and Fusion.
          6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
               (a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

               (b) The Investors shall have executed and delivered the Registration Rights Agreement.
               (c) The Investors shall have delivered the Purchase Price to the Company.
          6.3 Termination of Obligations to Effect Closing; Effects.
               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
                    (i) Upon the mutual written consent of the Company and the Investors;
                    (ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
                    (iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
                    (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to May 15, 2007;
provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
               (b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
     7. Covenants and Agreements of the Company.
          7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.
          7.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto. The Company understands and confirms that each Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
          7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.
          7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.
          7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.
          7.6 Listing of Underlying Shares and Related Matters. If the Company applies to have its Common Stock or other securities traded on any principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is reasonably necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such principal stock exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
          7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.
          7.8 The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Units in a manner within six months following the Closing Date that would require the registration under the 1933 Act of the sale of the Units to the Investors.

          7.9 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and filing the Transaction Documents as exhibits thereto. The Company and the Investors shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Further, the parties acknowledge and agree that all such press releases shall conform with the requirements of Rule 135c of the 1933 Act. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency, without the prior written consent of such Investor, except as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC.
          7.10 Form D; Blue Sky and other filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.
     8. Survival and Indemnification.
          8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.
          8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, members, managers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
     9. Miscellaneous.
          9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Golden Phoenix Minerals, Inc.
1675 East Prater Way, Suite 102
Sparks, NV 89434
Attn: David A. Caldwell, CEO
Fax: (775) 853-5010
With a copy to:
Bullivant Houser Bailey, PC
1415 L Street, Suite 1000
Sacramento, CA 95814
Attn: Scott E. Bartel, Esq.
Fax: (916) 930-2501
If to the Investors:
to the addresses set forth on the signature pages hereto.
          9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.
          9.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
          9.8 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
          9.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          9.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Sacramento County and the United States District Court for the Eastern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement (other than by telex or facsimile which shall be deemed improper service). Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          9.11 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	GOLDEN PHOENIX MINERALS, INC.
	By:	/s/ David Caldwell
David Caldwell
Chief Executive Officer

The Investors:	SPROTT ASSET MANAGEMENT, INC

	By:	/s/ Kirstin McTaggart
	Name:	Kirstin McTaggart
	Title:	CCO

Aggregate Purchase Price: $3,000,000
Number of Shares: 10,000,000
Number of Warrants: 5,000,000
Jurisdiction of Organization:

Address for Notice:	Suite 2700, South Tower
Royal Bank Plaza
200 Bay Street
Toronto, Ontario
CANADA
M5J 2J1
Attention: President and Chief Executive Officer
Fax: (416) 943-6907

with a copy (which shall not constitute notice) to:
Heenan Blaikie LLP
P.O. Box 185, Suite 2600
200 Bay Street
South Tower, Royal Bank Plaza
Toronto, Ontario
CANADA
M5J 2J4
Attention: Sonia M. Yung
Fax: (416)-360-8425

EXHIBIT A
Form of Warrant

THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. W-	April 23, 2007
GOLDEN PHOENIX MINERALS, INC.
WARRANT TO PURCHASE ___ SHARES OF
COMMON STOCK, NO PAR VALUE PER SHARE
     For VALUE RECEIVED, ___ (the “Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Golden Phoenix Minerals, Inc., a Minnesota corporation (“Company”), at any time on or after ___, 2007 and prior to 5:00 P.M., Eastern time, on ___, 2009 (the “Expiration Date”), at an exercise price per share equal to $0.___ (the exercise price in effect being herein called the “Warrant Price”), ___ shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.
     Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Share and Warrant Purchase Agreement, dated April ___, 2007, among the Company and the investors signatory thereto (the “Purchase Agreement”).
     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant (the “Warrant Register”). Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder. The Company may deem and treat the registered Warrantholder as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrantholder, and for all other purposes, absent actual notice to the contrary.
     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the

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“Securities Act”) and the applicable state securities laws or an exemption from such registrations. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof. Upon such surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the transferee or transferees and in the denomination or denominations specified in such instructions, and shall issue to the transferor a new Warrant evidencing the portion of this Warrant not so transferred, and this Warrant shall promptly be cancelled. A Warrant, if properly transferred, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
     Section 3. Exercise
     (a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to the Expiration Date upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Notice”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any Trading Day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Notice shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Notice, shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) Trading Days (the “Warrant Share Delivery Date”), after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.
     (b) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Warrantholder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Warrantholder a new Warrant evidencing the rights of the Warrantholder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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     (c) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Warrantholder a certificate or certificates representing the Warrant Shares pursuant to Section 2(d) by the second Trading Day following the Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.
     (d) Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement (as defined below), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.
     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.
     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.
     Section 7. Reservation of Common Stock. The Company hereby represents, warrants and covenants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing share certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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     Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Warrantholders as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Share above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
     Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.
     (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, (A) pay a stock dividend or otherwise make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or (C) issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.
     (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization,

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reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
     (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a

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national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.
     (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
     (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
     (f) No adjustment of the Warrant Price shall be made in an amount of less than 1% of the Warrant Price in effect at the time of adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with the adjustments so carried forward, shall amount to not less than 1% of the Warrant Price.
     (g) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
     (h) Whenever an adjustment is made pursuant to any provision of this Section 8, the Company shall promptly mail to the Warrantholder a notice setting forth a brief statement of the facts requiring such adjustment.
     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising

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Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.
     Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.
     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.
     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.
     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is ___. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.
     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Trading Day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

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If to the Company:
Golden Phoenix Minerals, Inc.
1675 East Prater Way, Suite 102
Sparks, NV 89434
Attn: David A. Caldwell, CEO
Fax: (775) 853-5010
With a copy to:
Bullivant Houser Bailey, PC
1415 L Street, Suite 1000
Sacramento, CA 95814
Attn: Scott E. Bartel, Esq.
Fax: (916) 930-2501
     Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights subject to the terms of the Registration Rights Agreement.
     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.
     Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Sacramento County and the United States District Court for the Eastern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant (other than by telex or facsimile which shall be deemed improper service). The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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     Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.
     Section 19. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Closing Date (as defined in the Purchase Agreement) and so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for sale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Warrant Exercise Form annexed hereto as Appendix A duly executed, at the office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:
where
          X = the number of shares of Common Stock which the Warrantholder has then requested be issued to the Warrantholder;
          Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered at such time for cash-less exercise (including both shares to be issued to the Warrantholder and shares to be canceled as payment therefor);
          A = the “Market Price” of one share of Common Stock as at the time the net issue election is made; and
B = the Warrant Price in effect under this Warrant at the time the net issue election is made.
     Section 20. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of up to ten million (10,000,000) shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the “Majority

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Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.
     Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 23rd day of April, 2007.

GOLDEN PHOENIX MINERALS, INC.

By:	/s/ David Caldwell

David Caldwell
Chief Executive Officer

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APPENDIX A
GOLDEN PHOENIX MINERALS, INC.
WARRANT EXERCISE FORM
To Golden Phoenix Minerals, Inc.:
     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, ___shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by	(certified mail to the above address), or
(electronically (provide DWAC Instructions: )), or
(other(specify): ).
and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.
The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended.
CHECK HERE IF NET ISSUANCE UNDER SECTION 19 OF THE WARRANT.
Dated:                     , _____

Note: The signature must correspond with the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Signature: Name (please print)

Address

Federal Identification or Social Security No.

Assignee:

EXHIBIT B
ESCROW AGREEMENT
     This Escrow Agreement (the “Escrow Agreement”) dated as of April 23, 2007, is made and entered into by and between Golden Phoenix Minerals, Inc., a Minnesota corporation (the “Company”), Bullivant Houser Bailey PC, a Law Corporation (the “Escrow Agent”), Sprott Asset Management, Inc. (“Sprott”) and Shoreline Pacific, LLC (“Shoreline”) and each investor set forth on the signature pages affixed hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”).
     WHEREAS, the Company intends to sell an aggregate of 20,000,000 units of the Company (“Units”) at a purchase price of $0.30 per Unit. Each Unit consists of one share of common stock, no par value per share (“Common Stock”), and one-half (1/2) of one warrant to purchase Common Stock, with each whole warrant entitling the holder to purchase one share of Common Stock for a period of two years at an exercise price of no less than $0.40 per share and no more than $0.45 per share, pursuant to the terms of the Share and Warrant Purchase Agreement (“Purchase Agreement”), dated April 23, 2007 (the “Offering”);
     WHEREAS, the Company desires to make arrangements to escrow the funds tendered by Investors for the purchase of the Units in accordance with the Purchase Agreement; and
     WHEREAS, the Escrow Agent has consented to hold all funds tendered by Investors for the purchase of the Units it receives pursuant to the terms and provisions hereof.
     NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:
     1. Deliveries to Escrow Agent.
          (a) Delivery by the Company. Upon confirmation that the conditions to closing specified in the Purchase Agreement have been satisfied or duly waived by Sprott and Shoreline, the Company shall deposit with the Escrow Agent, a certificate or certificates registered in the names of the Investors representing the Units (the “Escrow Units”) and simultaneously the Escrow Agent will release, and send via Federal Express or other overnight delivery service, the certificate or certificates to the Investors at the addresses given by the Investors pursuant to their written instructions, and simultaneously the Escrow Agent will release the Escrow Funds to the Company;
          (b) Delivery by the Investors. Upon confirmation that the conditions to closing specified in the Purchase Agreement have been satisfied or duly waived by the Company, each Investor shall promptly cause a wire transfer in same day funds to be sent to Escrow Agent pursuant to the terms of the Escrow Agreement, in an amount representing such Investor’s pro rata portion of the Purchase Price.
Collectively, the deliverables made by the Investors pursuant to section 1(b) above shall be referred to as the “Escrow Funds.”

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     2. Release of Funds. Subject to Section 9 below, the Escrow Agent shall disburse the Escrow Units and the Escrow Funds in accordance with the following:
          (i) Upon the mutual direction of the Company, Sprott and Shoreline, the Escrow Agent shall disburse the certificate or certificates evidencing the Escrow Units in accordance with Section 1. (a).
          (ii) Upon the mutual direction of the Company, Sprott and Shoreline the Escrow Agent shall tender the aggregate Escrow Funds to the Company in accordance with Section 1.(a).
          (iii) The Escrow Funds held by the Escrow Agent not previously disbursed pursuant to Section 2(a) (ii) above shall be returned to the Investors promptly after the Termination Date. For purposes of this Escrow Agreement, the Termination Date shall mean May 15, 2007 unless extended by written instruction by the Company and the Investors.
          (iv) Wire instructions: Funds to be wired pursuant to this Escrow Agreement should be directed to Escrow Agent as follows:

Sacramento address

BANK	Bank of the West
3509 EL CAMINO AVE.
SACRAMENTO, CA 95821
CONTACT	916-483-6601

ACCOUNT NAME	BULLIVANT HOUSER BAILEY
TRUST ACCOUNT

ACCOUNT NO.	144011889
ABA NO.	121100782
SWIFT CODE	BWSTUS66
     3. No Interest on Escrow Funds. No interest will be paid on the Escrow Funds.
     4. Deposit by Escrow Agent. The Escrow Agent shall retain the Escrow Funds in an account with Bank of the West and the Company shall be solely liable for any charges

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incurred in conjunction with maintenance or liquidation of this account.
     5. Acknowledgment; Disputes. The parties acknowledge that the only terms and conditions upon which the Escrow Units and Escrow Funds are to be released are set forth in Section 2 of this Escrow Agreement. The Company reaffirms its agreement to abide by the terms and conditions of this Escrow Agreement with respect to the release of the Escrow Units and Escrow Funds. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Escrow Agreement as against the Escrow Agent. Any dispute with respect to the release of the Escrow Units and Escrow Funds shall be resolved pursuant to Section 9 or by written agreement among the affected parties.
     6. Escrow Period. The duration of the escrow (the “Escrow Period”) shall begin with the delivery of the first Units or funds by the Company or the Investors, as the case may be, to the Escrow Agent and shall terminate when all deliveries required to be made by the Escrow Agent pursuant to this Escrow Agreement have in fact been made.
          During the Escrow Period, the Company is aware, understands and agrees that the Company is not entitled to any of the Escrow Funds, nor any of the rights, preferences or privileges pertaining thereto. The Company acknowledges and agrees that the Company shall only be entitled to such Escrow Funds upon release to the Company pursuant to terms and conditions of this Escrow Agreement.
     7. Duties of Escrow Agent. All securities and funds deposited with the Escrow Agent shall be accepted subject to final payment. The Escrow Agent acts hereunder as depository only and is not responsible or liable for the sufficiency, correctness, authenticity or validity of any instrument deposited with it thereunder, or the identity, authority or right of any person executing or depositing the same. The Escrow Agent is authorized and directed to hold the Escrow Units and Escrow Funds, and at the time such Escrow Units and Escrow Funds are to be delivered to the appropriate party, as required by Section 2 above, the Escrow Agent will transmit such Escrow Funds pursuant to Section 2 by wire or other means as the Escrow Agent deems appropriate.
     8. Rights and Liabilities of the Parties. The Escrow Agent shall have the right to act upon any notice, request, waiver, consent or other paper, document, or facsimile of the same believed by the Escrow Agent to be genuine and to be signed by the proper party or parties. The Escrow Agent shall not be liable for, and the Company agrees to indemnify and hold the Escrow Agent harmless from and against, liability for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct. The Escrow Agent shall have no duties to anyone other than those signing this Escrow Agreement.
     9. Controversies. If any controversy concerning the subject matter of this Escrow Agreement or its terms or conditions, the Escrow Agent may hold all funds, documents and instruments, and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s sole discretion, it deems reasonable. In

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such event, the Escrow Agent will not be liable for interest or damages arising from any nondelivery thereunder. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights between themselves. The Escrow Agent is authorized to deposit with the clerk of the court all funds, documents and instruments held, and the parties agree to pay all costs, expenses, charges, and attorneys’ fees incurred by the Escrow Agent in connection with any such interpleader action. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Escrow Agreement.
     10. Actions by the Escrow Agent. The Escrow Agent shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Escrow Agreement given to the Escrow Agent by the Company. The Escrow Agent may resign at any time for any reason upon the giving of thirty (30) days written notice to the Company and the Investors. If a notice of appointment of a lawful successor Escrow Agent is not delivered to Escrow Agent within thirty (30) days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a lawful successor Escrow Agent and the Escrow Agent herein shall be fully relieved of all liability under this Escrow Agreement to any and all parties, upon the transfer of and accounting for the escrow deposits to the successor Escrow Agent either designated by the Company and Sprott and Shoreline jointly or appointed by the court.
     11. Expenses. The Company agrees and acknowledges that all expenses of Escrow Agent in administering this escrow, other than expenses relating to a controversy concerning this escrow, shall be paid solely by the Company.
     12. Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after five (5) days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission, if sent by facsimile to the following:

If to the Company:	Golden Phoenix Minerals, Inc.
1675 East Prater Way, Suite 102
Sparks, NV 89434
Office: 775-853-4919
Attn: David Caldwell, Chief Executive Officer

If to Escrow Agent:	Bullivant Houser Bailey PC
1415 L Street, Suite 1000
Sacramento, CA 95814
Office: 916-930-2500
Facsimile: 916-930-2501
Attn: Scott E. Bartel, Esq.

If to the Investors:	To the addresses set forth on the signature pages Hereto

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If to Sprott:	Sprott Asset Management, Inc.
Royal Bank Plaza, South tower
200 Bay Street
Suite 2700, PO Box 27
Toronto, Ontario M5J 2J1
Canada

With copy to, which does not constitute notice:

Heenan Blaikie LLP
P.O. Box 185, Suite 2600
200 Bay Street
South Tower, Royal Bank Plaza
Toronto, Ontario M5J 2J4
Phone: 416.643.6872
Fax: 416.360.8425
Attn: Sonia M. Yung, Esq.

If to Shoreline:	Shoreline Pacific, LLC
655 Montgomery Street, Suite 1000
San Francisco, CA
Office 415-477-9908
Facsimile: 415-399-1366
Attn: Paresh Patel
     Any party hereto may change its address for purposes hereof by notice to all other parties hereto.
     13. Governing Law; Jurisdiction; Waiver of Jury Trial. The Escrow Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Sacramento County and the United States District Court for the Eastern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Escrow Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Escrow Agreement (other than by telex or facsimile which shall be deemed improper service). Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS ESCROW AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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     14. Signatures and Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument. This Escrow Agreement may be transmitted and executed by the parties by electronic means, including, but not limited to by facsimile machine, and facsimile signatures shall have equal integrity, force and effect as an original signature.
     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first written above.

THE COMPANY:	GOLDEN PHOENIX MINERALS, INC.,

/s/ David Caldwell

David Caldwell, Chief Executive Officer

ESCROW AGENT:	BULLIVANT HOUSER BAILEY PC, a Law Corporation

/s/ Scott E. Bartel

Scott E. Bartel, Shareholder

SHORELINE:	SHORELINE PACIFIC, LLC

/s/ Paresh Patel

Paresh Patel, Vice President
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

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IN WITNESS WHEREOF, the undersigned Investor hereby executes this Escrow Agreement as of the date first above written.

For Individuals:

Print Name Above

Sign Name Above

Address

For Entities:
Sprott Asset Management, Inc.

Print Name Above

By:	/s/ Kirstin McTaggart
	Name:	Kirstin McTaggart
	Title:	CCO

Address

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